Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                               PIVOTAL CORPORATION
                        (a British Columbia corporation)

                               PIVOTAL CORPORATION
                           (a Washington corporation)

                         PIVOTAL MERGER SUBSIDIARY, INC.


                                       AND


                           MARKETFIRST SOFTWARE, INC.


                                       AND


                        CERTAIN PRINCIPAL STOCKHOLDERS OF
                           MARKETFIRST SOFTWARE, INC.














                                OCTOBER __, 2002

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is made and entered into as of October 2, 2002, by and among Pivotal Corporation, a British Columbia corporation (the "Parent"), Pivotal Corporation, a Washington corporation ("Pivotal USA") wholly-owned by the Parent, Pivotal Merger Subsidiary, Inc., a Delaware corporation ("Merger Subsidiary") wholly-owned by Pivotal Merger Subsidiary (Intermediate Tier), Inc., a Delaware corporation wholly-owned by Pivotal USA, MarketFirst Software, Inc., a Delaware corporation (the "Company"), and those other Persons, being certain holders of capital stock of the Company, who have executed this Agreement (the "Company Indemnifying Parties"). The Parent, Pivotal USA, Merger Subsidiary, the Company and the Company Indemnifying Parties are referred to collectively herein as the "Parties."

                                    RECITALS

     WHEREAS, the respective Boards of Directors of the Parent, Pivotal USA, Merger Subsidiary and the Company have determined that it is advisable and in the best interests of the respective corporations and their stockholders that Merger Subsidiary be merged with and into the Company in accordance with the General Corporation Law of the State of Delaware (the "Delaware Act") and the terms of this Agreement pursuant to which the Company will be the surviving corporation and will become a wholly-owned indirect subsidiary of the Parent (the "Merger"); and

     WHEREAS, the Company Indemnifying Parties own more than two-thirds of the issued and outstanding Series F Preferred Stock of the Company, and their agreement to indemnify the Parent for certain potential liabilities following the Merger is a material inducement to the agreements of the Parent and Merger Subsidiary to the Merger; and

     WHEREAS, the Parent, Merger Subsidiary, the Company and the Company Indemnifying Parties desire to make certain representations, warranties, covenants, and agreements in connection with, and establish various conditions precedent to, the Merger.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.   Definitions.

     "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

     "Applicable Law" means, in the case of the Company, the Company Indemnifying Parties and the Stockholders, any U.S., and in the case of the Parent, any Canadian and U.S., law, principle of common law, regulation, rule, code, statute, treaty, ordinance, similar provisions having the force or effect of law thereunder, and judicial and administrative orders, injunctions, judgments, decrees, rulings and determinations, of any federal, provincial, state, local or municipal government or sub-division of any such country.

     "Applicable Securities Laws" means all U.S. federal and state securities laws, including the Securities Act and the Securities Exchange Act.

     "Closing" has the meaning set forth in Section 3(g) below.

     "Closing Date" has the meaning set forth in Section 3(g) below.

     "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code ss.4980B.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company Stock" means any share of the Company's capital stock and "Company Stock" shall mean all of the issued and outstanding shares of the Company's capital stock.

     "Confidential Information" means any information concerning the business and affairs of the Company that is not already generally available to the public.

     "Constituent   Corporations"  means  the  Company  and  Merger  Subsidiary.

     "Disclosure Schedule" has the meaning set forth in Section 4 below.

     "Dollars and $" means United States dollars.

     "Employee Benefit Plan" means any plan, fund or program (whether written or not) which is maintained or contributed to by the Company or an ERISA Affiliate for the benefit of current or former U.S. employees, including, but not limited to, any (a) nonqualified deferred compensation or retirement plan or arrangement, stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, or employee relocation plan (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare

Benefit Plan, (e) material fringe benefit or other retirement, bonus, or incentive plan or program or (f) any current or former employment or executive compensation or severance arrangements relating to any present or former employee, consultant or director as to which there are unsatisfied obligations of the Company or its Affiliates.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

     "Environmental, Health, and Safety Requirements" shall mean all Applicable Laws concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation (collectively "Hazardous Materials").

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means each entity which is treated as a single employer with the Company for purposes of Code ss.414.

     "Financial Statements" has the meaning set forth in Section 4(g) below.

     "GAAP" means U.S. generally accepted accounting principles as in effect from time to time.

     "Indemnified Party" has the meaning set forth in Section 9(d) below.

     "Indemnifying Party" has the meaning set forth in Section 9(d) below.

     "Indemnity Share" means as to each of the Company Indemnifying Parties a proportion equal to the ratio of their Proportionate Share to the aggregate of all of the Stockholders' Proportionate Shares.

     "Intellectual Property" means (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all re-issuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks and service marks, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and Confidential

Information (including ideas, research and development, know-how, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all software (including data and related documentation), (g) all other proprietary information and rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Investors' Rights Agreement" means the Seventh Restated and Amended Investors' Rights Agreement dated as of May 25, 2001 by and among the Company and certain stockholders of the Company, a copy of which is attached hereto as
Exhibit 7.

     "Key Employees" means Anurag Khemka, Dean Geannacopulos, Harish Chander and Sateesh Battini.

     "Knowledge" means actual knowledge after reasonably diligent investigation or knowledge a prudent person could be expected to discover or otherwise become aware of in the course of conducting a reasonably comprehensive investigation of such matter. When used in relation of the Company Indemnifying Parties, "Knowledge" means actual knowledge after reasonably diligent investigation of the Company's officers and directors, the Key Employees and the relevant Company Indemnifying Party's representative officer (as listed in Schedule B) or knowledge that such officers and directors and the Key Employees could be expected to have discovered or otherwise become aware of in the course of conducting a reasonably comprehensive investigation of such matter.

     "Legend" has the meaning set forth in Section 5(a)(vi)(I).

     "Management Bonuses" has the meaning set forth in Section 4(dd)(iv) below.

     "MarketFirst  Release  4" means  the  Intellectual  Property  described  on
Exhibit 1 attached hereto, including, but not limited to, all integrated products, such as MarketFirst Campaign Portal and MarketFirst Analytics.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in Section 4(g) below.

     "Most Recent Fiscal Month End" has the meaning set forth in Section 4(g) below.

     "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g) below.

     "Option Plan" means the Company's 1996 Equity Incentive Plan.

     "Ordinary   Course  of  Business"  means  the  ordinary  course  of  normal day-to-day business consistent with past custom and practice (including with respect to quantity and frequency).

     "Parent Common Shares" means the common shares of the Parent.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, an estate, a joint venture, an unincorporated organization or association, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Proportionate Share" means as to each of the Stockholders a proportion equal to their percentage ownership interests in the Company based on their respective holdings of the Company's Series F Preferred Stock, including all shares of Series F Preferred Stock underlying outstanding warrants as set forth in Section 4(b) of the Disclosure Schedule (assuming all such warrants have been exercised using the cashless procedure provided under such warrants).

     "Merger Consideration" has the meaning set forth in Section 3(d) below.

     "Securities Act" means the U.S. Securities Act of 1933, as amended.

     "Securities Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than in the case of the Company (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Stockholders" means the Company Indemnifying Parties and all of the other stockholders of the Company's Series F Preferred Stock on the Closing Date.

     "Tax" has the meaning set forth in Section 4(k) below.

     "Third-Party Claim" has the meaning set forth in Section 9(d) below.

     "United States" or "U.S." means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

     "Warrant"  means the  warrants to  purchase  Company  Stock  referred to in
Section 3(b)(ii) below.

     2.   The Merger.

     (a) The Merger. At the Effective Time (as defined in Section 2(c) below) subject to the terms and conditions of this Agreement and the Certificate of Merger (as defined in Section 2(c) below), Merger Subsidiary shall be merged with and into the Company pursuant to this Agreement and the Delaware Act, the separate existence of Merger Subsidiary shall cease, and the Company shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Time. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

     (b)  Effect of Merger.  The  effect of the Merger  shall be as set forth in
Section 259 of the Delaware Act, and as such the Surviving Corporation shall succeed to and possess all the properties, rights, privileges, immunities, powers, franchises and purposes, and shall be subject to all the duties, liabilities, debts, obligations, restrictions and disabilities, of the Constituent Corporations, all without further act or deed.

     (c) Effective Time. The consummation of the Merger shall be effected as promptly as practicable, but in no event more than three business days after the satisfaction or waiver of the conditions set forth in Part 8 of this Agreement, and the Parties will cause a copy of the Certificate of Merger, attached hereto as Exhibit 2 (the "Certificate of Merger") to be executed, delivered and filed with the Secretary of State of the State of Delaware in accordance with the Delaware Act. The Merger shall become effective immediately upon the filing of such Certificate with the Secretary of State of the State of Delaware. The date and time on which the Merger shall become effective is referred to herein as the "Effective Time."

     (d) Directors and Officers. From and after the Effective Time, the directors of the Surviving Corporation shall be the persons who were the directors of Merger Subsidiary immediately prior to the Effective Time and the officers of the Surviving Corporation shall be the persons who were the officers of Merger Subsidiary immediately prior to the Effective Time. Said directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law. If, at or after the Effective Time, a vacancy shall exist on the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy shall be filed in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation.

     (e) Certificate of Incorporation; Bylaws. From and after the Effective Time and until further amended in accordance with applicable law, the Certificate of Incorporation of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation. From and after the Effective Time and until further amended in accordance with law, the Bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

     (f) Taking of Necessary Action; Further Action. The Parent, Merger Subsidiary and the Company, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the Delaware Act at the time specified in Section 2(c). If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

     3.   The Closing.

     (a) Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the holder of any of the following securities:

          (i) Company Common Stock. Each share of the Company's Common Stock, $0.001 par value (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time will be canceled and extinguished; pursuant to the rights and preferences of the various classes and series of capital stock contained in the Company's Certificate of Incorporation, the Company Common Stock shall not be converted or entitled to any right to receive any of the Merger Consideration.

          (ii) Company Series A-E Preferred Stock. Each share of the Company's Series A Preferred Stock, $0.001 par value; Series B Preferred Stock,
     $0.001 par value; Series C Preferred Stock, $0.001 par value; Series D Preferred Stock, $0.001 par value; and Series E Preferred Stock, $0.001 par value (together, the "Company Series A-E Preferred Stock"), issued and outstanding immediately prior to the Effective Time will be canceled and extinguished; pursuant to the rights and preferences of the various classes and series of capital stock contained in the Company's Certificate of
     Incorporation,  the  Company  Series  A-E  Preferred  Stock  shall  not  be converted or entitled to any right to receive any of the Merger Consideration.

          (iii) Company Series F Preferred Stock. Each share of the Company's Series F Preferred Stock, $0.001 par value (the "Company Series F Preferred Stock"), issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and be converted automatically into the right to receive the number of Parent Common Shares to which such share of Company Series F Preferred Stock is entitled under Section 3(d) below.

          (iv) Merger Subsidiary Common Stock. Each share of common stock, $0.01 par value, of Merger Subsidiary ("Merger Subsidiary Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, $0.001 par value, of the Surviving Corporation ("Surviving Corporation Common Stock").

     (b)  Stock Options and Warrants.

          (i) Stock Options. In accordance with the Option Plan, any option (individually, a "Stock Option" and, collectively, the "Stock Options") issued pursuant to the Option Plan and outstanding, shall terminate and cease to be exercisable or convertible immediately prior to the Effective Time, provided that any such Stock Options may be exercised or converted in advance of the Effective Time with the exercise or conversion conditioned upon the Closing of the Merger. None of Merger Subsidiary, the Surviving Corporation or the Parent shall assume the Stock Options.

          (ii) Warrants.

               (A) Outstanding Warrants to purchase Company Stock held by Persons who are parties to the Investors' Rights Agreement shall, in accordance with Section 7.1(b) of the Investors' Rights Agreement, cease to be exercisable or convertible immediately prior to the Closing.

               (B) The holders of the outstanding Warrants to purchase Common Stock of the Company, if it is not a party to the Investors' Rights Agreement shall, in accordance with the terms of such Warrant, be given notice of the Merger, and depending on the terms of such Warrant either (1) such warrant shall terminate on the Closing or (2) upon the consummation of the Merger and thereafter, such holder shall be entitled to receive, upon exercise of such Warrant, the consideration that a holder of Common Stock is entitled to receive under this Agreement (that is, nothing).

               (C) The holder of the outstanding Warrant to purchase Series D Preferred Stock of the Company, in accordance with the terms of such Warrant shall be given notice of the Merger, and such Warrant shall, in accordance with its terms, terminate upon the Closing.

               (D) The holders of outstanding Warrants to purchase Series E Preferred Stock of the Company, if they are not a party to the Investors' Rights Agreement shall, upon the consummation of the Merger and thereafter, be entitled to receive, upon exercise of such Warrants, the consideration that a holder of Series E Preferred Stock is entitled to receive under this Agreement (that is, nothing).

     (c) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, if Section 262 of the Delaware Act shall be applicable to the Merger and if the Merger has been approved pursuant to Section 228 of the Delaware Act, the Company shall notify in writing, in the manner prescribed in Section 262(d)(2) of the Delaware Act, prior to the Effective Time those Company stockholders who have not consented to the Merger that such stockholders are entitled to appraisal rights pursuant to Section 262 of the Delaware Act. Each Company stockholder that demands appraisal rights pursuant to the requirements set forth in Section 262(d)(2) of the Delaware Act shall receive payment therefor from the Surviving Corporation in accordance with the Delaware Act; provided, however, that if any such holder of appraisal rights shall have effectively withdrawn such holder's demand for appraisal rights or lost such holder's appraisal rights under Section 262 of the Delaware Act, such stockholder or stockholders (as the case may be) shall forfeit the right to appraisal of such Company Stock and each such share of Company Stock shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Merger Consideration, as provided in Section 2(a) above. The Company shall give the Parent (i) prompt notice of any written demand for appraisal rights, any withdrawal of a demand for appraisal rights and any other instrument served pursuant to Section 262 of the Delaware Act received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal rights under such Section 262 of the Delaware Act. The Company shall not, except with the prior written consent of the Parent, voluntarily make any payment with respect to any demand for appraisal rights or offer to settle or settle any such demand. The Company shall also comply with all applicable California law affording stockholders of the Company appraisal rights.

     (d) Merger Consideration. The consideration for the merger (the "Merger Consideration") shall be 725,000 Parent Common Shares, and the maximum number of Parent Common Shares to be issued in the Merger for the acquisition by the Parent of all outstanding equity securities of the Company shall not exceed 725,000 Parent Common Shares. The Merger Consideration delivered upon the surrender of any shares of Company Series F Preferred Stock in accordance with
Section 3(f) below shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Company Series F Preferred Stock.

     (e) Fractional Shares. The Parent shall not be required to issue fractional shares of Parent Common Shares, and any resulting fractional shares shall be rounded down to the next lowest whole Parent Common Share.

     (f) Stock Certificates. Notwithstanding anything herein to the contrary, no shares of Parent Common Shares shall be issued to any Stockholder at the Closing who does not, at the Closing, present certificates for cancellation representing all of such Stockholder's shares of Company Series F Preferred Stock, or, in the alternative, an affidavit and indemnity, in form and substance reasonably satisfactory to the Parent, stating that such certificates are lost or destroyed and that such Stockholder will indemnify and hold the Company and the Parent and its officers, directors and agents, harmless from any costs, expenses and damages that may be incurred if such certificates are later produced. If a Stockholder does not deliver at the Closing all of the certificates representing such Stockholder's shares of Company Series F Preferred Stock, or in the alternative an affidavit and indemnity as described above, the portion of the Merger Consideration that such Stockholder is entitled to receive pursuant to
Section 3(d) above shall be retained until such time as such Stockholder makes delivery of the certificates or affidavit, at which time the Parent Common Shares to be issued to the Stockholder pursuant to the terms of Section 3(d) above shall be issued.

     (g) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Dorsey &Whitney LLP in Costa Mesa, California, commencing at 2:00 p.m. local time on the business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"). The Closing Date shall be no later than December 31, 2002.

     (h) Management Bonuses. At the Closing those individuals listed on Annex 4(p)(vii) to the Disclosure Schedule shall receive the amount of cash (payable by a check drawn on the Parent's U.S. dollar bank account) set forth against their name on such Annex in full payment and satisfaction of the Management Bonuses. The aggregate amount of the Management Bonuses shall be US$54,722.21.

     (i) Deliveries at the Closing. At the Closing, (i) the Company Indemnifying Parties will deliver to the Parent the various certificates, instruments, and documents referred to in Section 8(a) below, (ii) the Parent will deliver to the Company Indemnifying Parties the various certificates, instruments, and documents referred to in Section 8(b) below, (iii) the Company Indemnifying Parties will deliver to the Parent stock certificates representing all of his, hers or its Company Series F Preferred Shares, endorsed in blank or accompanied by duly executed assignment documents, (iv) the Parent shall issue to Pivotal USA in consideration for Pivotal USA's issuance to the Parent of 10,000 shares of the common stock of Pivotal USA the number of Parent Common Shares to which the Stockholders are entitled under Section 3(d) above and Section 3(i)(v) below and (v) Pivotal USA shall, and the Parent shall ensure that Pivotal USA does, deliver to the Company Indemnifying Parties the Parent Common Shares specified herein and to the individuals listed on Annex 4(p)(vii) of the Disclosure Schedule the payment of the Management Bonuses (subject to the terms hereof).

     4. Representations and Warranties Concerning the Company.

     The Company,  jointly and severally  with each of the Company  Indemnifying
Parties, and the Company Indemnifying Parties severally among themselves, represent and warrant to the Parent and Merger Subsidiary that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule attached hereto as Schedule A (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     (a) Organization, Qualification, Corporate Power and Due Authorization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company. The Company has the corporate power and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has the corporate power to execute and deliver this Agreement and perform the obligations hereunder. The execution and delivery by the Company of this Agreement, and the performance by the Company of its obligation hereunder, have been duly and validly authorized and approved by all necessary corporate action on the part of the Company. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Company. The Company Indemnifying Parties have delivered to the Parent correct and complete copies of the Certificate of Incorporation and Bylaws of the Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are accurate and complete. The Company is not in default under or in violation of any provision of its corporate charter or Bylaws.

     (b) Capitalization. The Company's authorized capital stock consists of, and immediately prior to the consummation of the Closing shall consist of, 115,000,000 shares of Company Common Stock, $0.001 par value, and 116,340,000 shares of preferred stock of the Company, $0.001 par value ("Company Preferred Stock"), of which 2,040,000 shares are designated as Company Series A Stock, 2,200,000 shares are designated Company Series B Preferred Stock, 20,000,000 shares are designated Company Series C Preferred Stock, 16,000,000 are designated Company Series D Preferred Stock, 14,100,000 shares are designated Company Series E Preferred Stock and 62,000,000 are designated Company Series F Preferred Stock. The Company's issued and outstanding capital stock is, and immediately prior to consummation of the Closing shall be, as set forth on
Section  4(b) of the  Disclosure  Schedule.  All of the issued  and  outstanding
Company Stock has been duly authorized, is validly issued, fully paid, and nonassessable, and was issued in compliance with all Applicable Securities Laws, and is held of record by the Company's stockholders as set forth in Section 4(b) of the Disclosure Schedule. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Company Stock is as set forth in the Company's Certificate of Incorporation and such preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with Applicable Law. None of the outstanding Company Stock has been issued in violation of any pre-emptive rights, rights of first refusal or similar rights. Apart from the Stock Options outstanding under the Option Plan, all of which are included on Section 4(b) of the Disclosure Schedule, and the Warrants, all of which are included on Section 4(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. The Option Plan requires an automatic accelerated vesting of all options granted thereunder as a result of the Merger. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the corporate charter or Bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement. The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers' Fees. The Company has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     (f) Subsidiaries. The Company does not directly or indirectly control or have any direct or indirect equity participation in any other corporation, partnership, trust, or other business association apart from Fusion DM, a Delaware corporation, and MarketFirst Europe Ltd., a United Kingdom corporation, both of which are wholly-owned subsidiaries of the Company and have no material assets and do not conduct or engage in any business activities or operations (as used in Section 4(g) below, the "Subsidiaries" and "subsidiaries" as used elsewhere in this Agreement shall include both of the Subsidiaries). All representations, warranties and covenants concerning the Company shall be interpreted and construed to include the Subsidiaries, and all undertakings and covenants made by the Company shall be interpreted and construed to include the Company acting to ensure the Subsidiaries act as if they were Parties to this Agreement and subject to such undertakings and covenants.

     (g) Financial Statements. Attached hereto as Exhibit 3 are the following financial statements (collectively referred to as the "Financial Statements"):
(i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1999, December 31, 2000 and December 31, 2001 (the "Most Recent Fiscal Year End"), respectively, for the Company and the Subsidiaries; and (ii) unaudited consolidated balance sheets and statements of income (the "Most Recent Financial

Statements") as of and for the eight months ended August 31, 2002 (the "Most Recent Fiscal Month End") for the Company and the Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP (and the Most Recent Financial Statements have been prepared in accordance with GAAP) applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the financial condition of the Company and the Subsidiaries as of such dates and the results of operations of the Company and the Subsidiaries for such periods, are correct and complete in all material respects except for any amounts not disclosed therein but which are disclosed in Section 4(g) of the Disclosure Schedule, and are consistent with the books and records of the Company and the Subsidiaries (which books and records are correct and complete in all material respects); provided, however, that the Most Recent Financial Statements are subject to normal year end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

     (h) Events Subsequent to Most Recent Fiscal Year End. Except as set forth in Section 4(h) of the Disclosure Schedule, since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company taken as a whole. Without limiting the generality of the foregoing, since that date:

          (i) except for assets sold in the aggregate amount of less than US$20,000, the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, outside the Ordinary Course of Business;

          (ii) the Company has not entered into any agreement, contract, lease, or license outside the Ordinary Course of Business;

          (iii) no party (including the Company) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which the Company is a party or by which it is bound;

          (iv) the Company has not granted or imposed any, and there are no, Security Interests on any of its assets, tangible or intangible;

          (v) the Company has not made any capital expenditures outside the Ordinary Course of Business;

          (vi) the Company has not made any capital investment in, or any loan to, any other Person, other than the extension of trade credit in the Ordinary Course of Business;

          (vii) the Company has not created, incurred, assumed, or guaranteed more than $25,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

          (viii) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

          (ix) there has been no change made or authorized in the Certificate of Incorporation or Bylaws of the Company;

          (x) the Company has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (xi) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xii)  the  Company  has  not   experienced   any   material   damage,
     destruction, or loss (whether or not covered by insurance) to its property or assets;

          (xiii) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

          (xiv) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xv) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvi) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any Employee Benefit
     Plan);

          (xvii) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xviii) the Company has not delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

          (xix) the Company has not paid or agreed to pay any amount to any Company Indemnifying Party or any Affiliate, or to any person on behalf of any of them, other than in the Ordinary Course of Business;

          (xx) the Company has not committed to any of the foregoing; and

          (xxi) with the exception of transactions contemplated by or referenced in this Agreement, there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company.

     (i) Undisclosed Liabilities. Except as set forth in Section 4(i) of the Disclosure Schedule, the Company does not have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes or breach of any Environmental, Health and Safety Requirements), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), (ii) liabilities reserved against in the Most Recent Balance Sheet, and (iii) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, material breach of warranty, tort, infringements, or violation of Applicable
Law).

     (j) Legal Compliance. The Company is in compliance with all Applicable Law and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice is pending, or in the past two (2) years was filed or commenced, against the Company alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company.

     (k) Tax Matters.

          (i) "Taxes" means all federal, state, local, foreign net income, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

          "Tax Returns" means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the foregoing Tax Returns.

          "Tax Authority" means any governmental authority responsible for the imposition of any Tax.

          (ii) The Company and its subsidiaries have timely filed all Tax Returns required to be filed and have paid all Taxes owed (whether or not shown as due on such returns), including, without limitation, all Taxes which the Company and its subsidiaries are obligated to withhold for amounts paid or owing to employees, creditors and third parties. All Tax Returns filed by the Company and its subsidiaries were complete and correct in all material respects, and such Tax Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities, status and other matters of the Company and its subsidiaries and any other information required to be shown thereon. None of the Tax Returns filed by the Company or its subsidiaries or Taxes payable by the Company or its subsidiaries has been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of the Company or its subsidiaries, threatened. Neither the Company nor any of its subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return, and neither the Company nor any of its subsidiaries has waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. All material elections with respect to Taxes affecting the Company or its subsidiaries, as of the date hereof, are set forth in the Financial Statements or in Section 4(k) of the Disclosure Schedule. None of the Tax Returns filed by the Company or its subsidiaries contains a disclosure statement under former Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law). The Company and its subsidiaries and any and all employees responsible for Tax matters of the Company and its subsidiaries do not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed by the Company and any of its subsidiaries.

          (iii) Neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. Neither the Company nor its subsidiaries has agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign Tax law) by reason of a change in accounting method or otherwise, and will not be required to make such an adjustment as a result of the transactions contemplated by this Agreement. The Company and its subsidiaries are not, and have not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Since its inception, the Company has not been a "United States real property holding corporation", as defined in Section 897(c)(2) and in Treasury Regulation Section 1.897-2(b), and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Treasury Regulation Section 1.897-2(h).

          (iv) No claim has ever been made by a Tax Authority in a jurisdiction where either the Company or any of its subsidiaries do not file Tax Returns that they are or may be subject to Tax in that jurisdiction. No portion of the Merger Consideration is subject to the Tax withholding provisions of
     Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. Neither the Company nor any of its subsidiaries is a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. The Company and its subsidiaries do not have, and have not had, a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. None of the shares of outstanding capital stock of the Company or its subsidiaries is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. Neither the Company nor its subsidiaries has filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations.

          (v) Neither the Company nor any of its subsidiaries is a party to any Tax sharing agreement or similar arrangement. Neither the Company nor any of its subsidiaries has been a member of a group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), and neither the Company nor any of its subsidiaries has any liability for the Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise. Neither the Company nor any of its subsidiaries has net operating losses or other tax attributes presently subject to limitation under Sections 382, 383 or 384 of the Code, or the federal consolidated return regulations (other than limitations imposed as a result of the transactions contemplated pursuant to this Agreement).

          (vi) There are no liens for Taxes upon any of the assets of the Company or its subsidiaries, other than for state and local Taxes not yet due and payable. The unpaid Taxes of the Company and its subsidiaries do not exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Most Recent Financial Statements, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its subsidiaries in filing their Tax Returns. Neither the Company nor any of its subsidiaries will incur any liability for Taxes from the Most Recent Fiscal Month End through the Closing Date other than in the ordinary course of business and consistent with past practice.

          (vii) Section 4(k) of the Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Company or its subsidiaries.

          (viii) Neither the Company nor any of its subsidiaries has been either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in any distribution of stock qualifying for tax-free treatment under the Code. In the past five years, neither the Company nor any of its subsidiaries have been a party to a transaction reported as a reorganization within the meaning of Section 368 of the Code.

     (l) Real Property. The Company does not own any real property. Section 4(l) of the Disclosure Schedule lists all real property leased or subleased to the Company. True, correct and complete copies of the leases and subleases, and all amendments thereto, listed in Section 4(l) of the Disclosure Schedule (as amended to date), have been previously provided to the Parent. With respect to each lease and sublease listed in Section 4(l) of the Disclosure Schedule:

          (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

          (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby and any and all necessary consents to the transactions contemplated in this Agreement have been, or by the Closing shall have been, obtained;

          (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (iv) no party to the lease or sublease has repudiated any provision thereof;

          (v) with respect to each sublease, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying lease;

          (vi) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

          (vii) the Company has not assigned, transferred,  conveyed, mortgaged,
     deeded  in  trust,   or  encumbered   any  interest  in  the  leasehold  or
     subleasehold; and

          (viii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

     (m) Intellectual Property.

          (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Company as presently conducted. The description of the Intellectual Property set forth in Section 4(m) of the Disclosure Schedule is true, accurate and complete in all material respects. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. Except as set forth in Section 4(m) of the Disclosure Schedule, the Company has taken all usual and appropriate actions to maintain and protect each material item of Intellectual Property that it owns and uses. The Company owns MarketFirst Release 4 and the only Persons (including current or prior customers of the Company), other than the Company, with any rights concerning such Intellectual Property are identified on Section 4(m) of the Disclosure Schedule. The description of MarketFirst Release 4 set forth in Exhibit 1, including the functional specifications thereof, is true, accurate and complete in all material respects.

          (ii) To the Knowledge of the Company Indemnifying Parties, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Company Indemnifying Parties and the directors and officers (and employees of the Company with responsibility for Intellectual Property matters) of the Company (A) has any Knowledge that the Company has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, or that the Intellectual Property owned by the Company will so interfere, infringe, misappropriate or conflict, or (B) has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third-party). To the Knowledge of the Company Indemnifying Parties and employees of the Company with responsibility for Intellectual Property matters of the Company, no third-party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

          (iii) No patent or other registration has been issued to the Company with respect to any of its Intellectual Property. Section 4(m) of the Disclosure Schedule identifies each pending application for registration which the Company has made with respect to any of its Intellectual Property. Other than in the Ordinary Course of Business, there are no licenses, agreements, or other permission pursuant to which the Company has granted to any third-party any rights with respect to any of its Intellectual Property. The Company Indemnifying Parties have made available to the Parent correct and complete copies of all such licenses, agreements permissions and applications and has made available to the Parent correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With the exception of the techniques, modules, industry expertise and know-how used in the Ordinary Course of Business, there are no material unregistered copyrights used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(m) of the Disclosure Schedule:

               (A) the Company possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

               (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Company Indemnifying Parties and employees of the Company with responsibility for Intellectual Property matters of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (D) except as set forth in Section 4(m)(iii) of the Disclosure Schedule or except as provided in license and hosting agreements entered into with customers in the Ordinary Course of Business, the Company has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) Section 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third-party owns and that the Company uses pursuant to license, sublicense, agreement, or permission and that is material to the operation of the Company's business. The Company has made available to the Parent correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(m)(iv) of the Disclosure Schedule:

               (A) to the Knowledge of the Company Indemnifying Parties and employees of the Company with responsibility for Intellectual Property matters of the Company, the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (B) except as set forth in Section 4(c) of the Disclosure Schedule, the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (C) the Company is not in breach or default of any license, sublicense, agreement or permission, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) the Company has not repudiated and has no Knowledge of any repudiation of any license, sublicense, agreement, or permission;

               (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

               (F) to the Knowledge of Company, the Company Indemnifying Parties and employees of the Company with responsibility for Intellectual Property matters of the Company, the underlying item of Intellectual
          Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (G) except for complaints not served on the Company, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Company, the Company Indemnifying Parties and employees of the Company with responsibility for Intellectual Property matters of the Company, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (H) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (v) To the Knowledge of Company, the Company Indemnifying Parties and employees of the Company with responsibility for Intellectual Property matters of the Company, the Company's use of Intellectual Property set forth in Section 4(m) of the Disclosure Schedule will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of their use in the Ordinary Course of Business.

          (vi) Except as set forth in Section 4(m) of the Disclosure Schedule, all employees of the Company who have contributed to or anticipated in the conception and/or development of all or any part of the Company's Intellectual Property (which is not licensed from a third-party) either (i) have been party to a "work-for-hire" arrangement or agreement with the Company, which in accordance with Applicable Law accords the Company full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed full, effective and exclusive ownership of all tangible and intangible property thereby arising.

     (n) Tangible Assets. The buildings, equipment, leasehold improvements and other tangible assets that the Company own and lease have been maintained in accordance with normal industry practice, and are in all material respects in good operating condition and repair (subject to normal wear and tear) and are recorded on the Most Recent Balance Sheet at historic costs net of depreciation, if any.

     (o) No Illegal or Improper Transactions. Neither the Company, the Company Indemnifying Parties nor any of their directors, officers or employees has, directly or indirectly, used funds or other assets of the Company, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of the Company.

     (p) Contracts. Section 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which the Company is a party:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $60,000 per annum;

          (ii) except for customer contracts in the Ordinary Course of Business, any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to the Company, or involve consideration in excess of $25,000;

          (iii) any agreement concerning a partnership or joint venture other than joint marketing and referral agreements;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v) any agreement concerning confidentiality or noncompetition (other than agreements in the Ordinary Course of Business);

          (vi) any agreement with any of the Company Indemnifying Parties and any of their respective Affiliates;

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, "golden parachute" or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii) any collective bargaining agreement;

          (ix) other than employment offer letter agreements entered into in the Ordinary Course of Business, any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits or a bonus or other benefits based on a change of control or the Merger;

          (x) any agreement under which it has outstanding (or an obligation to make future) advances or loans of any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) any other agreements, other than agreements with customers, under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company;

          (xii) any agreement with independent sales representatives or sales agents;

          (xiii) any licensing or other material agreement, understanding or letter of intent with customers or prospects (other than in the Ordinary Course of Business);

          (xiv) any agreement giving the Company any rights to Intellectual Property, including OEM agreements; and

          (xv) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

     A true,  correct and  complete  copy of each  written  agreement  listed in
Section 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 4(p) of the Disclosure Schedule, and in each all amendments thereto, has been made available to the Parent. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) except as set forth in
Section 4(c) of the Disclosure Schedule, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transaction contemplated hereby; (C) the Company is not, and to the Knowledge of the Company Indemnifying Parties no other party is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) the Company has not, and to the Knowledge of the Company Indemnifying Parties no other party has, repudiated any provision of the agreement.

     (q) Notes, Accounts Receivable and Prepayments. All notes in favor and accounts receivable of the Company are reflected properly on their books and records, are valid and bona fide arm's length receivables subject to no setoffs or counterclaims, and are collectible (net of the reserve shown on the Most Recent Balance Sheet). The reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) has been established in accordance with the past custom and practice of the Company. Except as set forth in Section 4(q) of the Disclosure Schedule, the Company has not billed and will not bill, and the Company has not received any payments (in the form of retainers or otherwise) from, any of its customers or potential customers for services to be rendered or for expenses to be incurred subsequent to the Closing Date. To the extent that accounts receivable include pre-billed amounts, the corresponding liabilities have been accrued to the extent actual invoices representing such liabilities have not been recorded on the Company's books.

     (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

     (s) Insurance. Section 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which the Company is a party, a named insured, or otherwise the beneficiary of coverage:

          (i) the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii) the policy number and the period of coverage;

          (iv) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (v) a description of any retroactive premium adjustments or other material loss-sharing arrangements.

     With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all respects; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) the Company is not, and to the Knowledge of the Company Indemnifying Parties no other party to the policy is, in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) the Company has not, and to the Knowledge of the Company Indemnifying Parties, no other party to the policy has repudiated any provision thereof. There are no material self-insurance arrangements affecting the Company.

     (t) Litigation. Section 4(t) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Company Indemnifying Parties, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any country or jurisdiction or before any arbitrator.

     (u) Product and Service Warranties. Except as set forth in the applicable terms and conditions of the Company's standard form customer agreements (copies of which have been provided to the Parent), the Company does not provide any product warranties for products sold by it. The services rendered, provided or delivered, by the Company have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and the Company does not have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith. No product or service rendered, sold, licensed, provided or delivered, by the Company is subject to any guaranty, warranty, service life, support or repair contract, upgrade undertaking or other indemnity beyond the Company's applicable standard terms and conditions concerning such types of product or service. The Company has previously provided the Parent with access to copies of its customer agreements, which contain the standard terms and conditions of sale, license or service for the Company (containing applicable guaranty, warranty, and indemnity provisions).

     (v) Product Liability. The Company does not have any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold or licensed by the Company.

     (w) Employees. To the Knowledge of the Company Indemnifying Parties, no executive, key employee, or significant group of employees had made any statement concerning any firm or likely plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. The Company has not committed any unfair labor practice. The Company and its subsidiaries are in compliance with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices. There are no pending claims against the Company or its subsidiaries under any workers compensation plan or policy or for long term disability. The Company Indemnifying Parties and the Company have no Knowledge of any pending or threatened controversies between the Company or its subsidiaries and any of their respective current or former employees, which controversies have or would reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before an agency, court or tribunal, foreign or domestic. The Company Indemnifying Parties have no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company. Section 4(w) of the Disclosure Schedule contains a true, complete and correct list setting forth (i) the names, job descriptions/titles, current compensation rate and any promised increased thereof (including but not limited to salary, commission and bonus compensation), date of hire, vacation accrual rate and accrued vacation time, accrued sick leave, other unpaid leave of all employees of the Company (including temporary and part-time employees), and (ii) the names and compensation arrangements for all independent contractors who render services on a regular basis to the Company whose current annual compensation is or is expected to be in excess of $20,000. The Company has not made any prepayments of salaries, bonuses or any other amounts due to any of its employees. The Company has had for at least the last three years a written policy prohibiting unlawful employment discrimination and harassment. This policy includes a reasonable complaint procedure and is distributed to all employees.

     (x) Employee Benefits.

          (i) Section 4(x) of the Disclosure Schedule lists each Employee Benefit Plan.

               (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other Applicable Law. Each Employee Benefit Plan that is intended to qualify under Code ss.401(a) has received a favorable determination letter from the Internal Revenue Service ruling that the plan does so qualify, and nothing has occurred since the issuance of each such letter that could reasonably be expected to cause the loss of the tax-qualified status of any such plan. All Employee Benefit Plans have been administered in all material respects in accordance with their terms.

               (B) Except as provided in Section 4(x) of the Disclosure Schedule, all required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan.

               (C) With respect to each Employee Benefit Plan that is an Employee Welfare Benefit Plan to which COBRA applies, the requirements of COBRA have been met in all material respects. With respect to each Employee Benefit Plan, the Company and its Affiliates have complied with the applicable requirements of the Family and Medical Leave Act of 1993 and the regulations thereunder and the Health Insurance Portability and Accountability Act of 1996 the regulations thereunder.
          Section 4(x) of the Disclosure Schedule describes all obligations of the Company and its Affiliates as of the date of this Agreement under any of the provisions of COBRA and the Family and Medical Leave Act of 1993.

               (D) No such Employee Benefit Plan (which for purposes of this sentence includes any such plan maintained, sponsored, adopted, contributed to or obligated to by the Company or an ERISA Affiliate within the last six years) is subject to Title IV of ERISA or Section 412 of the Code, or is a Multiemployer Plan.

               (E) All contributions (including all employer contributions and employee salary reduction contributions) which are due with respect to the Company employees have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company.

               (F) All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

               (G) The Company has made available to the Parent correct and complete copies of the plan documents, summary plan descriptions, employee booklets and any material employee communications relating thereto, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance policies or contracts, and other funding agreements relating to each such Employee Benefit Plan.

               (H) There have been no "Prohibited Transactions" (as that term is defined in ERISA ss.406 and Code ss.4975) with respect to any such Employee Benefit Plan. The Company does not have any liability as a result of a material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Company Indemnifying Parties threatened.

               (I) Each Employee Benefit Plan can be amended, terminated or otherwise discontinued after the closing Date in accordance with its terms without material liability to the Parent (other than for benefits accrued through the date of termination and ordinarily administrative expenses typically incurred in a termination event).

               (J) Section 4(x) of the Disclosure Schedule identifies each employee of the Company or its Affiliates who is not fully available to perform work because of disability or leave and sets forth the basis of such disability and the anticipated date of return to full service.

          (ii) No facts or circumstances exist, no actions have been taken or omitted to be taken, nothing has occurred, and nothing will occur as a result of the execution of this Agreement or the consummation of the transactions contemplated herein, such that the Company could be, or is, subject (directly or indirectly, such as through an indemnification, guarantee or similar agreement or obligation) to any material liability for any claims, judgments, damages, penalties, taxes (including excise taxes), assessments or similar items (including, without limitation, any claim by a plan, or by the Pension Benefit Guaranty Corporation, under Section 412 of the Code or under Title IV of ERISA, or by any other governmental authority) with respect to (i) any Employee Benefit Plan currently or formerly maintained by the Company or (ii) any Employee Benefit Plan to which the Company has contributed or has been obligated to contribute (other than liability for benefit payments incurred in the normal operations of any such plan for periods preceding and through the Closing
     Date).

          (iii) The Company does not maintain and has never maintained or contributed, or ever been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA), and has no obligation to provide retiree medical benefits to any current employees.

          (iv) The Company does not maintain any plan, fund, contract, program or arrangement (whether written or not) for the benefit of present or former employees working outside of the United States or with respect to which the Company otherwise has current or potential liability for such current or former employees, including plans that also benefit United States employees and include any arrangement intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, workers compensation, life insurance, death, disability, legal services, severance, sickness, or accident benefits; (ii) pension, profit sharing, retirement, supplemental retirement or deferred compensation benefits; (iii) bonus, incentive compensation, stock option, stock appreciation rights, phantom stock or stock purchase benefits, change in control benefits; or (iv) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits.

          (v) Except as disclosed in Section 4(x) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, change in control, management bonus, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company under any Employee Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Employee Benefit Plan or (iii) result in any acceleration of the time of payment or vesting of any such benefit. No payment (or acceleration of benefits) required to be made to any employee as a result of the transactions contemplated by this Agreement, under any Employee Benefit Plan or otherwise, will, if made, constitute a payment that would not be deductible under Section 280G of the Code.

          (vi) No person who currently performs or previously performed services for the Company and who has not been treated as a common law employee by the Company is eligible for or otherwise entitled to any benefit under any Employee Benefit Plan.

     (y) Guaranties. The Company is not a guarantor and is not otherwise responsible for any liability or obligation (including indebtedness) of any other Person.

     (z) Environment, Health, and Safety Matters.

          (i) The Company has complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

          (ii) Without limiting the generality of the foregoing, the Company has obtained, has complied, and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

          (iii) The Company has not received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

          (iv) The Company has not, and has no Knowledge of any other Person who has caused any release, threatened release, or disposal of any Hazardous Material on, in, at, under, or from any real property or leased property used by the business, and the Company has no Knowledge that any such property is adversely affected by any release, threatened release, or disposal of a Hazardous Material. The Company has not transported or arranged for the transportation for storage, treatment or disposal of any Hazardous Materials to any location, nor is the Company liable for any response or corrective action, natural resource damage or other harm pursuant to Environmental, Health and Safety Requirements and the Company has no Knowledge that any conditions or circumstances at any lease property associated with the business which poses a risk to the environment or to the health or safety of Persons.

     (aa) Customers. Section 4(aa) of the Disclosure Schedule is a complete list by dollar volume of billings (within the trailing twelve month period ended June 30, 2002) of the Company's top ten customers. None of such customers has canceled or otherwise terminated, or to the Knowledge of the Company
Indemnifying Parties threatened to cancel or otherwise terminate, its relationship with the Company, or materially reduced, or to the Knowledge of the Company Indemnifying Parties threatened to materially reduce, its business with the Company. To the Knowledge of the Company Indemnifying Parties, no customer intends to cancel or otherwise modify its relationship with the Company on account of the transactions contemplated hereby or otherwise, and none of the Company Indemnifying Parties and the directors and officers of the Company has any reason to so believe. The Company is not subject to any undertaking or obligation to support or upgrade MarketFirst Release 4 or any earlier product of the Company beyond December 31, 2003, and in particular it is not subject to any undertaking or obligation to support or upgrade any product prior to MarketFirst Release 3.0 under any contract or agreement with any of their customers.

     (bb) Interest in Customers, etc. Except as set forth on Section 4(bb) of the Disclosure Schedule, none of the Company, or the Company Indemnifying Parties or any of their respective Affiliates, has any direct interest in any competitor, supplier or customer of the Company or in any other person with whom the Company has any business relationship.

     (cc) Certain Business Relationships With the Company. Other than with respect to investments in and loans to the Company and except as set forth on
Section 4(cc) of the Disclosure Schedule, none of the Company Indemnifying Parties or their respective Affiliates is currently or after December 31, 2000 was involved in any material business arrangement or relationship with the Company, outside the Ordinary Course of Business and as are reflected on the Financial Statements, and none of the Company Indemnifying Parties and its Affiliates owns any material asset, tangible or intangible, which is used in the business of the Company.

     (dd) Additional Merger Authorization Representations.

          (i) A true and complete copy of the Investors' Rights Agreement in effect on the date hereof is attached hereto as Exhibit 7. The Investors' Rights Agreement has been executed and delivered by all Persons expressed to be parties thereto, and is a legal, valid and binding agreement enforceable in accordance with its terms. The Merger constitutes a "Qualified Corporate Acquisition Transaction" as defined in Section 7.2 of the Investors' Rights Agreement.

          (ii) A true and complete copy of the Certification of Incorporation of the Company, as amended (the "Certificate of Incorporation"), as in effect on the date hereof is attached hereto as Exhibit 6. The Company has not received from any person any notice of grounds or purported grounds for forfeiture, suspension of, or revocation of the Company's existence or its authority to transact business or any knowledge of any asserted claim for involuntary dissolution. The Company has also not filed for bankruptcy protection and is not in bankruptcy. Except with respect to the Merger, no board of directors or shareholder action has been taken or is contemplated that would result in an amendment to the Certificate of Incorporation or the Company's bylaws or a merger, consolidation or dissolution of the Company.

          (iii) The conversion of securities as set forth in Section 3(a) of this Agreement is in accordance with the rights and preferences of the various classes and series of the Company Shares.

          (iv) Those individuals listed on Annex 4(p)(vii) of the Disclosure Schedule (and no other Persons) are entitled, further to contracts with the Company, to a bonus upon the Merger in the amounts set forth on such Annex (the "Management Bonuses").

          (v) On and after the Closing, no Person presently having an option or warrant to purchase Company Stock or Surviving Corporation Common Stock will, by virtue of such option or warrant, continue to have an option or warrant to purchase Company Stock, Surviving Corporation Common Stock or Parent Common Shares, or otherwise relating to the Company or the Surviving Corporation.

     (ee) FusionDM. To the Knowledge of the Company Indemnifying Parties, it is estimated that the Company could earn up to approximately US$1,200,000 during the period from September 1, 2002 through December 31, 2002 under the terms of an earn out under that certain Agreement for the Purchase and Sale of Assets dated September 24, 2001 by and among Publicis USA Holdings, Inc., FusionDM and the other parties thereto. In addition, the Company could earn up to 50% of the Lease Loss as defined in such agreement.

     (ff)  Disclosure.  The  representations  and  warranties  contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

     5. Representations and Warranties Concerning the Transaction.

     (a) Representations and Warranties of the Company Indemnifying Parties. Each of the Company Indemnifying Parties represents and warrants to the Parent that the statements contained in this Section 5(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5(a)) with respect to himself, herself or itself.

          (i) Organization of the Company Indemnifying Parties. If the Company Indemnifying Party is an entity, the Company Indemnifying Party is duly organized, in good standing and validly existing under the laws of the jurisdiction of its incorporation or organization.

          (ii) Authorization of Transaction. If the Company Indemnifying Party is an entity, the Company Indemnifying Party has the power to execute and deliver this Agreement and is duly authorized to perform its obligations hereunder.

          (iii) Legal and Enforceable. This Agreement constitutes the valid and legally binding obligation of the Company Indemnifying Party, enforceable in accordance with its terms and conditions. The Company Indemnifying Parties need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court in order to consummate the transactions contemplated by this Agreement.

          (iv) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated herein, will (A) if the Company Indemnifying Party is an entity, violate the Company Indemnifying Party's charter, bylaws or other organizational documents, (B) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which the Company Indemnifying Party is subject or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Company Indemnifying Party is a party or by which it is bound or to which any of assets are subject.

          (iv) Brokers' Fees. The Company Indemnifying Party has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Parent could become liable or obligated.

          (v) Company Stock and Options. The Company Indemnifying Party holds of record and owns beneficially the number of shares of Company Stock set forth next to his, her or its name in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under Applicable Securities Laws), Taxes, Security Interests, spousal or community property rights, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The number of shares of Company Stock set forth next to his, her or its name in Section 4(b) of the Disclosure Schedule includes all of the Company Indemnifying Party's options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. The Company Indemnifying Party is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Company Indemnifying Party to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). Except for the Investors' Rights Agreement, the Company Indemnifying Party is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

          (vi) Investment Suitability.

               (A) the Company Indemnifying Party alone, or with the assistance of financial advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Parent Common Shares and it is able to bear the economic risk of, and withstand a complete loss of, its entire investment;

               (B) the Company Indemnifying Party is acquiring the Parent Common Shares for its own account and not with a view to any resale, distribution or other disposition of the Parent Common Shares in violation of the U.S. state and federal securities laws;

               (C) the Company Indemnifying Party understands that the Parent Common Shares has not been and will not be registered under the Securities Act or the securities laws of any state of the United States and that the issuance contemplated hereby is being made in reliance upon an exemption from such registration requirements;

               (D) the Company Indemnifying Party understands and acknowledges that the Parent is not obligated to file and has no present intention of filing with the U.S. Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Parent Common Shares in the United States;

               (E) the Company Indemnifying Party has had access to such information regarding the Parent as it has considered necessary in connection with its investment decision to acquire the Parent Common Shares;

               (F) the Company Indemnifying Party is an Accredited Investor and agrees to execute a certificate in the form attached hereto as Exhibit 4;

               (G) the Company Indemnifying Party has not purchased the Parent Common Shares as a result of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

               (H) the Company Indemnifying Party agrees for the benefit of the Parent that the Parent Common Shares may be offered, sold or otherwise transferred only (i) to the Parent; (ii) pursuant to a registration statement filed under the Securities Act; (iii) outside the United States in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act; (iv) in accordance with Rule 144 or Rule 144A under the Securities Act, if available; or (v) in a transaction that is otherwise exempt from registration under the Securities Act and applicable state securities laws, provided that prior to such sale the Parent shall have received an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to it, as to the availability of an exemption.

               (I) the Company Indemnifying Party understands and acknowledges that upon the original issuance of the Parent Common Shares, and until such time as the same is no longer required under applicable requirements of the Securities Act or applicable state securities laws, certificates representing the Parent Common Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend (the "Legend"):

          "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE SELLER

          FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. IF, AT ANY TIME THE CORPORATION IS A "FOREIGN ISSUER" AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, THESE SECURITIES ARE BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY," MAY BE OBTAINED FROM THE CORPORATION'S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE CORPORATION'S TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT"

               (J) The Company Indemnifying Party consents to the Parent making a notation on its records or giving instructions to any transfer agent of the Parent Common Shares in order to implement the restrictions on transfer set forth and described herein.

          (vii) Canadian Resident. The Company Indemnifying Party is not a resident of Canada.

     (b) Representations and Warranties of the Parent and Merger Subsidiary. The Parent and Merger Subsidiary jointly and severally represent and warrant to the Company Indemnifying Parties that the statements contained in this Section 5(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 5(b)).

          (i) Organization of the Parent and Merger Subsidiary. The Parent is a company duly organized, validly existing, and in good standing under the laws of the Province of British Columbia. Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The authorized capital of Merger Subsidiary consists of 1,000 shares of Merger Subsidiary Common Stock, of which 1,000 shares of Merger Subsidiary Common Stock are issued and outstanding. The issued and outstanding shares of Merger Subsidiary Common Stock of Merger Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and are owned by Pivotal Merger Subsidiary (Intermediate
     Tier), Inc. free and clear of all liens, charges, pledges, security interests or other encumbrances. There are no outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating Merger Subsidiary to issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock.

          (ii) Authorization of Transaction. The Parent and Merger Subsidiary have the corporate power to execute and deliver this Agreement and are duly authorized by all requisite corporate action to perform their obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Parent and Merger Subsidiary, enforceable in accordance with its terms and conditions. Neither the Parent nor Merger Subsidiary need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or court in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any provision of the Parent's or Merger Subsidiary's organizational documents or any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Parent or Merger Subsidiary is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Parent or Merger Subsidiary is a party or by which it is bound or to which any of its assets is subject.

          (iv) Brokers' Fees. The Parent and Merger Subsidiary have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company Indemnifying Parties could become liable or obligated.

          (v) Investment. The Parent is not acquiring the Company Stock with a view to or for sale in connection with any distribution thereof within the meaning of Applicable Securities Laws.

          (vi) SEC Filings. The Parent has delivered or made available to the Company Indemnifying Parties the Parent's annual report filed with the U.S. Securities Exchange Commission on Form 10-K for the fiscal year ended June 30, 2002 (the "Form 10-K"). The Form 10-K, as of its respective filing date, does not contain any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, misleading. The audited financial statements included in the Form 10-K were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present fairly in all material respects the financial position of the Parent and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows for the period then ended. Except as disclosed in materials filed by the Parent with the U.S. Securities and Exchange Commission, or set forth in press releases that have been made publicly available by the Parent (including but not limited to those from time to time posted at or available through Nasdaq's website at http://www.nasdaq.com), there has been no material adverse change in the financial condition of the Parent since June 30, 2002.

          (vii) Parent Common Shares. All of the Parent Common Shares issued to the Company Indemnifying Parties at the Closing shall have been duly authorized, validly issued, fully paid, and nonassessable, and none of such shares shall be issued in violation of any preemptive rights.

          (viii) SEC Filings. The Parent has filed all reports required to be filed under Section 13 and 15(d) of the Exchange Act during the preceding 12 months.

          (ix) Canadian Securities Legislation. The Parent is a reporting issuer or equivalent in each of the provinces of Canada, has been a reporting issuer in each such jurisdiction for at least four months preceding the date hereof and, to the best of its knowledge, is not in default of any requirement of any Canadian provincial securities or corporate laws, regulations, rules, instruments, orders, notices and policies (collectively "Canadian Securities Legislation"). The Parent is a "qualifying issuer" as such term is defined in Multilateral Instrument 45-102.

          (x) Resale of Parent Common Shares in Canada. Based on current Canadian Securities Legislation, the Parent Common Shares issued pursuant to the Merger will not be subject to any resale restriction in British Columbia or Ontario and no other document will be required to be filed, preceding taken, registration effected or approval, permit, consent, authorization or authority obtained by the Parent or the Company Indemnifying Parties to whom such Parent Common Shares are issued under the Merger to permit the trading of such Parent Common Shares by such persons, provided that at any time of a trade by such person: (i) the Parent is and has been a reporting issuer, or its equivalent, in a jurisdiction listed in Appendix B of Multilateral Instrument 45-102 for the four months immediately preceding the trade and is not in default of any requirement of applicable Canadian Securities Legislation; (ii) the trade by such vendor is not a "control distribution" within the meaning of Multilateral Instrument 45-102; (iii) no unusual effort is made to prepare the market or to create a demand for the Parent Common Shares and no extraordinary commission or consideration is paid in respect of the trade; (iv) if the vendor is an insider or officer of the Parent, the vendor has no reasonable grounds to believe that the Parent is in default of applicable Canadian Securities Legislations; and (v) the Parent Common Shares are listed for trading on the Toronto Stock Exchange.

          (xi) Litigation. There are no actions, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in the United States or any state thereof or any local jurisdiction or foreign jurisdiction, of any kind now pending or, to the best of the Parent or Merger Subsidiary's knowledge, threatened involving the Parent or Merger Subsidiary or any of their properties or assets that (a) questions the validity of this Agreement or the transactions contemplated hereby or (b) seeks to delay, prohibit or restrict in any manner any action taken or to be taken by the Parent and Merger Subsidiary under this Agreement or with respect to the transactions contemplated hereby, or (c) except as disclosed in materials filed by the Parent with the U.S. Securities and Exchange Commission, or set forth in press releases that have been made publicly available by the Parent (including as posted on Nasdaq's website), could have, either individually or in the aggregate, a material adverse effect on the financial condition, business, property or results of operations of the Parent and Merger Subsidiary and their respective subsidiaries, taken as a whole.

          (xii) No Undisclosed Liabilities. Except as and to the extent specifically reflected, reserved against or disclosed in the audited consolidated balance sheet of the Parent and its subsidiaries as at June 30, 2002 (the "Parent's Balance Sheet") or as disclosed in materials filed by the Parent with the U.S. Securities and Exchange Commission, or set forth in press releases that have been made publicly available by the Parent (including as posted on Nasdaq's website), none of the Parent, Merger Subsidiary or their respective subsidiaries have any liabilities, commitments or obligations of any material nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) which were not fully reflected or reserved against in all material respects, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since June 30, 2002; and the reserves reflected in the Parent's Balance Sheet are adequate, appropriate and reasonable.

          (xiii) Compliance with Applicable Laws. The Parent and Merger Subsidiary have conducted their respective businesses so as to comply with all Applicable Laws the failure to comply with which would have, either individually or in the aggregate, a material adverse effect on the financial condition, business, property or results of operations of the Parent and Merger Subsidiary and their respective subsidiaries, taken as a whole.

          (xiv) Disclosure. No representation or warranty by the Parent or Merger Subsidiary in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of the Parent and Merger Subsidiary pursuant to this Agreement, nor any document or certificate delivered to the Company Indemnifying Parties pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein misleading.

     6. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use its reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 8 below).

     (b) Notices and Consents. The Company Indemnifying Parties will cause the Company to give any notices to third parties, and will cause the Company to use its reasonable efforts to obtain any third-party consents, that the Parent reasonably may request in connection with the matters referred to in Section 4(c) above, including without limitation real property leases. Each of the Parties will (and the Company Indemnifying Parties will cause the Company to) give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments, governmental agencies and courts in connection with the matters referred to in Section 4(c),
Section 5(a)(iii) and Section 5(b)(ii) above. The Company Indemnifying Parties will cause the Company to give any notice of the Merger necessary or appropriate under any Stock Option or Warrant. Prior to Closing, notice of appraisal rights shall be provided to the Company's stockholders in accordance with Section 262 of the Delaware Act and applicable California law. Prior to Closing, notice of the Stockholder Consent shall be provided to all of the Company's non-consenting stockholders in accordance with Section 228(e) of the Delaware Act and applicable California law. Without limiting the generality of the foregoing, each of the Parties will file (and the Company Indemnifying Parties will cause the Company to file) any notifications and reports and related material that it may be required (or be advisable) to file to comply with any relevant merger, trade or competition laws or regulations under Applicable Law, will use its reasonable efforts to obtain (and the Company Indemnifying Parties will cause the Company to use its reasonable efforts to obtain) a waiver from the applicable waiting period or approval or consent, as the case may be, and will make (and the Company Indemnifying Parties will cause the Company to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

     (c) Operation of Business. The Company Indemnifying Parties will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business unless requested by Parent or as a result of the transactions contemplated hereby. Without limiting the generality of the foregoing, the Company Indemnifying Parties will not cause or permit the Company to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above other than those activities approved by the Parent. Moreover, the Company Indemnifying Parties will cause the Company to work closely with the Parent in anticipation of being fully integrated with the Parent after the Closing, including projecting to the customers and prospective customers a unified image of the Company and the Parent (to the extent legal, practical and reasonable).

     (d) Preservation of Business. The Company Indemnifying Parties will cause the Company to use its best efforts to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     (e) Full Access. The Company Indemnifying Parties will permit, and the Company Indemnifying Parties will cause the Company to permit, representatives of the Parent to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company. The Parent will treat and hold as such any Confidential Information it receives from the Company Indemnifying Parties and the Company in the course of the reviews contemplated by this Section 6(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Company Indemnifying Parties or the Company all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

     (f) Notice of Developments. The Company and the Company Indemnifying Parties will give prompt written notice to the Parent of any material adverse development causing a breach of any of the representations and warranties in
Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 5 above. No disclosure by any Party pursuant to this
Section 6(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g) Exclusivity. The Company Indemnifying Parties will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Company Indemnifying Parties will not vote its Company Stock in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Company Indemnifying Parties will notify the Parent immediately if any Person makes any proposal offer, inquiry, or contact with respect to any of the foregoing.

     (h) Trading Prohibition. The Company Indemnifying Parties hereby acknowledges that the transactions contemplated hereby and information disclosed and to be disclosed to the Company Indemnifying Parties and their representatives may, from time to time, constitute or include material non-public information concerning the Parent. The Company Indemnifying Parties acknowledge that they are aware, and that it has advised and will continue to advise all employees and representatives of the Company or the Company Indemnifying Parties to whom the existence of this transaction or any such information has been or may be disclosed that (i) the United States federal securities laws prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates and (ii) material non-public information shall not be communicated to any other person except as expressly permitted by this Agreement.

     (i) Employee Covenants. If requested by and at the cost and expense of the Parent, the Company shall, prior to the Closing Date, execute a resolution and plan amendment terminating the Company's benefit plan that is intended to be qualified under sections 401(a) and 401(k) of the Code (the "Company's 401(k) Plan"), to be effective prior to the Closing Date (the "Termination Date"). Such resolution and plan amendment shall also amend the plan to comply with recent legislation (GUST and EGTRRA amendments) as required by law, provide that all contributions to the Company's 401(k) Plan shall be completely and permanently discontinued as of such Termination Date, with respect to all compensation earned after such Termination Date, and provide that the accounts of all participants shall be fully vested. The Company Indemnifying Party and the Company will cause the then vested benefit of each Company employee who is a participant under any Employee Pension Benefit Plan of the Company to be distributed to each such employee in a lump sum as soon as practicable after the Closing Date as permitted under the Code and in accordance with the terms of each such plan. If requested by the Parent, the Company Indemnifying Parties and the Company will take such steps as may be necessary to end, as of the Closing Date, the participation by the Company's employees in any other Employee Benefit Plan. Effective as of the first day after the Closing Date, unless otherwise specifically provided below, the Parent shall, or shall cause the Company to, provide retirement and welfare benefits to the those employees of the Company who continue in employment that are comparable in the aggregate to the benefits available to the Parent's United States employees at such time. To the extent that the Parent decides to provide such benefits under employee benefit plans or programs currently offered, sponsored or maintained by the Pivotal USA ("Pivotal Employee Benefit Plans"), the Parent shall, or shall cause the Company to, credit all Company employees who continue their employment after the Closing Date with service performed as employees of the Company prior to the Closing Date for purposes of eligibility, participation and vesting in any such Pivotal Employee Benefit Plans. Such participation in Pivotal Employee Benefit Plans (for those who meet the eligibility requirements) will begin as soon as administratively feasible, consistent with the normal plan entry dates and procedures under such plans. To the extent that the Parent decides to provide any welfare benefits under Pivotal Employee Benefit Plans, the Parent shall, or shall cause the Company to, credit each employee with co-payments and deductibles paid by employee under the Company's Employee Benefit Plans prior to the Closing Date toward satisfaction of applicable deductible and co-payment amounts under the corresponding Pivotal Employee Benefit Plan. The Company and the Parent shall cooperate in providing any required notice to their respective insurers, third-party administrators and/or claims processors, as appropriate, for each of their respective Employee Welfare Benefit Plans of the date through which claims shall arise and be covered under the Company's Employee Welfare Benefit Plans, and of the date after which claims arising shall be covered under the Pivotal Employee Benefit Plans. This Section 6(i) shall not create any third-party beneficiary rights nor shall it inure to the benefit of nor shall it be enforceable by any employee nor any person representing the interests of employees. This Section 6(i) is an agreement solely between and for the benefit of Sellers, the Company and the Parent and shall be enforceable only by them.

     (j) Stockholder Consent. Prior to the Closing, the Company shall solicit the written consent of its stockholders (the "Stockholder Consent") for the purpose of approving the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, all in accordance with the applicable laws of the State of Delaware and the Investors' Rights Agreement. The Company Indemnifying Parties (who, collectively, hold no less than the number of shares of each class or series of Company Stock required to approve the Merger) hereby covenant to the Parent that they shall enter into the Stockholder Consent directly, not by way of the proxy contained in the Investors' Rights Agreement, and thereby vote pursuant to the Stockholder Consent all of their Company Stock in favor of the Merger and the execution, delivery and performance of this Agreement and execute all other applicable Exhibits to this Agreement in order to consummate the transactions contemplated hereby. The Company Indemnifying Parties shall severally indemnify and hold harmless the Parent and Merger Subsidiary from and against any and all losses, liabilities, damages, expenses (including reasonable attorney's fees) and other claims, including claims for rescission, brought, suffered or alleged incurred by any other holder of Company Stock relating to the approval of the Merger and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; provided, however, such indemnification obligation of each Company Indemnifying Party shall be limited as provided in
Section 9(b)(iii).

     (k) Exchange Approval. The Parent shall promptly apply for the approval of the Toronto Stock Exchange to the listing on such Exchange of the Parent Common Shares to be issued pursuant to the Merger, if required.

     7. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

     (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Sections 8 or 9 below). The Company Indemnifying Parties acknowledge and agree that from and after the Closing, the Parent will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating solely to the Company.

     (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company (including without limitation matters represented in Section 4(m)(ii) above), each of the other Parties will cooperate in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Sections 8 or 9 below).

     (c) Transition. For a period of twelve (12) months following the Closing Date, subject to Section 7(c) of the Disclosure Schedule, the Company Indemnifying Parties will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, licenses, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

     (d) Confidentiality. The Company Indemnifying Parties will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Parent or destroy, at the request and option of the Parent, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that a Company Indemnifying Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information that Company Indemnifying Party will notify the Parent promptly of the request or requirement so that the Parent may seek an appropriate protective order or waive compliance with the provisions of this Section 7(d). If, in the absence of a protective order or the receipt of a waiver hereunder, a Company Indemnifying Party is, on the advice of counsel, legally compelled to disclose any Confidential Information to any tribunal, that the Company Indemnifying Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use his or its reasonable efforts to obtain, at the reasonable request and expense of the Parent, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Parent shall request.

     (e) Non-solicitation. For a period of one year from and after the Closing Date, subject to Section 7(e) of the Disclosure Schedule, the Company Indemnifying Parties will not (A) induce, or attempt to induce any employee of the Company or the Parent to leave the employ of such companies, (B) in any way interfere with the relationship between the Company or the Parent and any employee of such companies, or (C) employ or otherwise engage as an employee, independent contractor, or otherwise, any Key Employee, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company or the Parent to cease doing business with such companies, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Company.

     (f) Legend Removal. Each holder desiring to transfer Parent Common Stock in Canada may, if the Parent continues to be a "foreign issuer" as defined in Regulation S under the Securities Act and the Parent Common Shares are being sold in compliance with the requirements of Rule 904 of Regulation S under the Securities Act and in compliance with Canadian local laws and regulations, have the Legend removed by providing a declaration to the Parent's Transfer Agent for the Parent Common Shares in such form as the Parent may prescribe from time to time. Each holder desiring to transfer Parent Common Stock in the United States sold pursuant to Rule 144 of the Securities Act, may have the Legend removed by delivery to Parent's Transfer Agent of an opinion of counsel of recognized standing in form and substance satisfactory to the Parent, to the effect that the Legend is no longer required under Applicable Securities Laws. No person has any right to cause the Parent to effect the registration of any shares of Parent Common Stock or any other securities (including debt securities) of the Parent.

     (g) Tax Treatment. The Parent and its Affiliates make no representation or warranty concerning the Tax treatment of the Merger or the transactions contemplated in this Agreement, and do not covenant or undertake to act or not act in any manner at any time to facilitate any such Tax treatment. Without limiting the generality of the foregoing, the Company Indemnifying

Parties and the Stockholders shall rely on their own tax advisors in determining whether or not the Merger and the transactions contemplated in this Agreement is a taxable or tax free reorganization.

     (h) Reporting Obligations of the Parent. The Parent agrees to:

          (i) use commercially reasonable efforts to file with the U.S. Securities and Exchange Commission (the "Commission") in a timely manner all reports and other documents required of Parent under the Securities Act and the Securities Exchange Act; and

          (ii) furnish to any Company Indemnifying Party upon request:

               (A) a written statement by the Parent as to its compliance with the requirements of Rule 144(c) under the Securities Act;

               (B) a copy of the most recent annual or quarterly report of the Parent; and'

               (C) such other publicly available reports and documents which the Parent has previously filed as such Company Indemnifying Party may request to avail itself of any similar rule or regulation of the Commission allowing it to sell its Parent Common Shares without registration.

     (i) Resale in Canada. The Parent shall file within ten (10) days of Closing Form 45-102F2, Certificate Under Subsection 2.7(2) of Multilateral Instrument 45-102 Resale Of Securities, under the Securities Act (British Columbia).

     8. Conditions to Obligation to Close.

     (a) Conditions to Obligation of the Parent. The obligation of the Parent to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the  representations  and  warranties  set forth in  Section 4 and
     Section 5(a) above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Company Indemnifying Parties shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) the Company shall have procured all of the material third-party consents specified in Section 6(b) above;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any country or jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Parent to own the Company Stock and to control the Company, or
     (D) affect materially and adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) the Company Indemnifying Parties shall have delivered to the Parent a certificate to the effect that each of the conditions specified above in Section 8(a)(i)-(iv) is satisfied in all respects;

          (vi) all applicable waiting periods (and any extensions thereof) under any applicable merger, trade or competition acts shall have expired or otherwise been terminated and the Parties shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4(c), Section 5(a)(iii) and Section 5(b)(ii) above;

          (vii) the Key Employees shall have entered into, and delivered to the Parent, employee offer letters in form and substance as set forth in
     Exhibit 5 attached hereto and the same shall be in full force and effect;

          (viii) the Parent shall have received from counsel to the Company (or the Company Indemnifying Parties) an opinion (or opinions) in form and substance reasonably satisfactory to it, addressed to the Parent, and dated as of the Closing Date, and such opinion shall specifically opine that the transactions contemplated hereby have been duly authorized by all stockholder action required under the Delaware Act, applicable California law, the Certificate of Incorporation, the bylaws and the Investors' Rights Agreement, that all notices required to be given to shareholders under such laws have been given, that all Stock Options and Warrants have been exercised, cancelled, accelerated, terminated or otherwise have expired and are of no force or effect (except with respect to certain Warrants, which shall no longer be exercisable for any shares or otherwise and that Section 3(b)(ii) above is operative and enforceable in accordance with its terms), and that the Investors' Rights Agreement and the proxy therein is enforceable in accordance with its terms and that the Merger constitutes a "Qualified Corporate Acquisition" as defined therein;

          (ix) the Parent shall have received the resignations, effective as of the Closing, of each director and officer of the Company;

          (x) the Parent shall have received the Company's minute books and stock registries;

          (xi) all Stockholders shall have entered into and delivered to the Parent a certificate in the form attached hereto as Exhibit 4 confirming that (A) they are an Accredited Investor and (B) all existing obligations between the Company and such

     Persons for borrowed money, advances, and other non-salary, non-wage, non-commission and non-bonus arrangements (other than reimbursements for reasonable expenses incurred in connection with the Company's Board of Directors meetings) have been settled and discharged;

          (xii) all Stockholders shall have entered into a written consent of the Company's stockholders in form and substance reasonably acceptable to the Parent authorizing the Merger and the transactions contemplated herein, with at least 80% of the Stockholders entering into the consent directly and not by way of the proxy contained in the Investors' Rights Agreement, and the majority of the Company's stockholders of each other class or series of Company Stock required to approve the Merger shall have entered into such written consent resolution, with at least 50% of the Company's stockholder of each class or series except the Company's Series B Preferred Stock entering into the consent directly and not by way of the proxy contained in the Investors' Rights Agreement;

          (xiii) all actions to be taken by the Company Indemnifying Parties in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance, and as relevant delivered, to the Parent;

          (xiv) nothing shall have occurred after the date of this Agreement which, in the Parent's reasonable opinion, would have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company;

          (xv) Parent shall have received from the Company a properly executed statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Treasury Regulation Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3) and the Company provide evidence (in such form as may be reasonably requested by counsel to Parent) that the Company has delivered to the Internal Revenue Service the notification required under Treasury Regulation Section 1.897-2(h)(2);

          (xvi) except for the UCC-1 Financing Statement in favor of BCL Capital relating to leased office equipment, all UCC-1 financing statements naming the Company as debtor shall have been terminated or UCC-3 termination statements, duly executed by the secured parties, shall have been delivered to the Parent with respect to any Security Interests in the Company's assets;

          (xvii) all Stock Options and Warrants shall have been exercised, cancelled, accelerated, terminated or otherwise have expired and are of no force or effect (except with respect to certain Warrants, which shall no longer be exercisable for any shares or otherwise);

          (xviii) Stockholders holding one hundred percent (100%) of the outstanding Company Series F Preferred Shares as at the Closing shall have tendered delivery of their Company Series F Preferred Shares;

          (xix) all individuals receiving Management Bonuses shall have entered into and delivered to the Parent a certificate confirming that all existing obligations between the Company and such individual for borrowed money, advances and other arrangements (other than salary, wages, commissions, bonuses, expense reimbursements (for reasonable expenses incurred in the Ordinary Course of Business) and reimbursements for reasonable expenses incurred in connection with the Company's Board of Directors meetings) have been settled and discharged; and

          (xx) the Company shall have entered into the Certificate of Merger.

The Parent may waive any condition specified in this Section 8(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Company Indemnifying Parties. The obligation of the Company Indemnifying Parties to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 5(b) above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Parent shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any country or jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) the Parent shall have delivered to the Company Indemnifying Parties a certificate to the effect that each of the conditions specified above in Section 8(b)(i)-(iii) is satisfied in all respects;

          (v) all applicable waiting periods (and any extensions thereof) under any applicable merger, trade or competition acts shall have expired or otherwise been terminated and the Parties, the Company shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4(c), Section 5(a)(iii) and Section 5(b)(ii) above;

          (vi) the Key Employees shall have entered into, and delivered to the Parent, employee offer letters in form and substance as set forth in
     Exhibit 5 attached hereto and the same shall be in full force and effect;

          (vii) all actions to be taken by the Parent and Merger Subsidiary in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Company Indemnifying Parties;

          (viii) the Company Indemnifying Parties shall have received from in-house counsel to the Parent an opinion in the form and substance reasonably satisfactory to them concerning entering into this Agreement and the issuance of the Parent Common Shares and opining that the Parent Common Shares to be issued to the Company Indemnifying Parties may be transferred by the Company Indemnifying Parties in the Provinces of British Columbia and Ontario free of resale restrictions;

          (ix) the Parent shall have delivered to the Company Indemnifying Parties Form 45-102F2, Certificate Under Subsection 2.7(2) of Multilateral Instrument 45-102 Resale Of Securities, under the Securities Act (British Columbia); and

          (x) the Parent Common Shares issuable pursuant to the Merger will have been approved for listing on the Toronto Stock Exchange subject to customary conditions and documentation.

DLJ Capital Corporation (the "Representative Company Indemnifying Party") may waive on behalf of any of the Company Indemnifying Parties any condition specified in this Section 8(b) if it executes a writing so stating at or prior to the Closing, and the Company Indemnifying Parties otherwise irrevocably appoint the Representative Company Indemnifying Party as their representative for purposes of all communications, consents, certifications and other matters related to the Merger, the Closing and otherwise contemplated in this Agreement.

     9. Remedies for Breaches of This Agreement.

     (a) Survival of Representations and Warranties. Each of the representations and warranties of the Company Indemnifying Parties contained in Section 4 above shall survive the Closing hereunder (unless the Parent had actual knowledge of such misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of one year thereafter; except that representations and warranties regarding Tax matters shall survive the Closing without limitation (other than the relevant statute of limitations period). All of the other representations and warranties of the Parties contained in Section 5 above shall survive the Closing and continue in full force and effect indefinitely thereafter (subject to any applicable statutes of limitations).

     (b) Indemnification Provisions for Benefit of the Parent.

               (i) In the event the Company Indemnifying Parties, or any of them, breach any of their representations, warranties, and covenants contained herein (other than the representations and warranties in Section 5(a) above) or in any certificate, document or agreement delivered or entered into at the Closing or in connection with any registration or exemption contemplated hereunder, and, if there is an applicable survival period pursuant to Section 9(a) above, provided that the Parent makes a written claim for indemnification against any Party pursuant to Section 11(h) below within such survival period, then each of the Company Indemnifying Parties, proportionate to each Company Indemnifying Party's Indemnity Share, agree to indemnify severally and not jointly the Parent, the Company, their Affiliates, and the officers, directors, employees and agents of each of them up to the amount of each Company Indemnifying Party's Indemnity Share of such Adverse Consequences, from and against the entirety of any Adverse Consequences they may suffer through and after the date of the claim for indemnification (including Adverse Consequences the Parent may suffer after the end of any applicable survival period to the extent such Adverse Consequences can be reasonably estimated during the survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach);
          provided, however, that the Company Indemnifying Parties shall not have any obligation to indemnify the Parent from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation, warranty or covenant of the Company Indemnifying Parties contained in this Agreement above until the Parent has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of US$50,000 (at which point the Company Indemnifying Parties will be obligated to indemnify the Parent for all Adverse Consequences, that is from the first dollar not merely the amount in excess of $50,000).

               (ii) In the event a Company Indemnifying Party breaches any of its representations and warranties in Section 5(a) above, and, if there is an applicable survival period pursuant to Section 9(a) above, provided that the Parent makes a written claim for indemnification against such Company Indemnifying Party pursuant to Section 11(h) below within such survival period, then such Company Indemnifying Party agrees to indemnify the Parent from and against the entirety of any Adverse Consequences the Parent may suffer through and after the date of the claim for indemnification (including Adverse Consequences the Parent may suffer after the end of any applicable survival period to the extent such Adverse Consequences can be reasonably estimated during the survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

               (iii) In no event shall the aggregate indemnification obligations of the Company Indemnifying Parties under this Agreement exceed the value of the Merger Consideration as at the close of the business day preceding the Closing Date, and in no event shall the aggregate indemnification obligations of any Company Indemnifying Party under this Agreement exceed its Indemnity Share of the Merger Consideration as at the close of the business day preceding the Closing Date.

     (c) Indemnification Provisions for Benefit of the Company Indemnifying Parties. In the event either the Parent or Merger Subsidiary breaches any of its representations, warranties, and covenants contained herein or in any certificate, document or agreement delivered or entered into at the Closing, and, if there is an applicable survival period pursuant to Section 9(a) above, provided that the Company Indemnifying Parties makes a written claim for indemnification against the Parent pursuant to Section 11(h) below within such survival period, then the Parent and Merger Subsidiary jointly and severally agree to indemnify the Company Indemnifying Parties from and against the entirety of any Adverse Consequences the Company Indemnifying Parties may suffer through and after the date of the claim for indemnification (including Adverse Consequences the Company Indemnifying Parties may suffer after the end of any applicable survival period to the extent such Adverse Consequences can be reasonably estimated during the survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach). In no event shall the aggregate indemnification obligations of the Parent and Merger Subsidiary under this Section 9(c) exceed the aggregate value of Company Indemnifying Parties' Indemnity Shares of the Merger Consideration as at the close of the business day preceding the Closing Date.

     (d) Matters Involving Third Parties.

          (i) If any third-party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third-Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 30 days after the Indemnified Party has given notice of the Third-Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim, (B) the Third-Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (C) the Indemnifying Party conducts the defense of the Third-Party Claim actively and diligently.

          (iii) The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim. If the Indemnifying Party is conducting the defense of a Third-Party Claim, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in Section 9(d)(ii) above is or becomes unsatisfied, however, in the reasonable, good faith judgment of the Indemnified Party (A) the Indemnified Party may, following written notice to the Indemnifying Party and a reasonable opportunity to cure if such condition is capable of cure, defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third-Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third-Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third-Party Claim to the fullest extent provided in this Section 9.

     (e) Treatment of Payments. All indemnification payments under Section 9 shall be deemed adjustments to the Merger Consideration.

     (f) Exclusive Remedy. Without prejudice to Sections 11(o), the Parties hereto acknowledge and agree that the foregoing indemnification provisions in this Section 9 shall be the exclusive remedy of the Parent and the Company Indemnifying Parties with respect to the Company and the transactions contemplated by this Agreement.

     10. Termination.

     (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

          (i) the Parent and the Company Indemnifying Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Parent may terminate this Agreement by giving written notice to the Company Indemnifying Parties at any time prior to the Closing (A) in the event the Company Indemnifying Parties have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Parent has notified the Company Indemnifying Parties of the breach, and the breach has continued without cure for a period of 30 days after the notice of the breach, or (B) if the Closing shall not have occurred on or before December 31, 2002, by reason of the failure of any condition precedent under Section 8(a) hereof (unless the failure results primarily from the Parent itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iii) the Company Indemnifying Parties may terminate this Agreement by giving written notice to the Parent at any time prior to the Closing (A) in the event the Parent has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company Indemnifying Parties have notified the Parent of the breach, and the breach has continued without cure for a period of 30 days after the notice of the breach, or (B) if the Closing shall not have occurred on or before December 31, 2002, by reason of the failure of any condition precedent under Section 8(b) hereof (unless the failure results primarily from the Company Indemnifying Parties themselves breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of all the Parties hereunder shall terminate without any liability of any Party to any other Party; provided, however, that the confidentiality provisions contained in Section 6(e) above shall survive termination.

     11. Miscellaneous.

     (a) Nature of Certain Obligations. For the avoidance of doubt, except as otherwise expressly provided, the representations, warranties, and covenants in this Agreement are several obligations. This means that each Company Indemnifying Party will be responsible to the extent provided in Section 9 above only to the extent of each Company Indemnifying Party's Indemnity Share of such Adverse Consequences the Parent may suffer as a result of any breach thereof.

     (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Company and the Parent, such approval not to be unreasonably withheld.

     (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns. Without limiting the generality of the foregoing, this Agreement confers no rights on any stockholders of the Company other than the Company Indemnifying Parties.

     (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Parent and the Company Indemnifying Parties; provided, however, that the Parent may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, including its right to have the Company Stock sold and delivered directly to such Affiliate, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Parent nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (f) Counterparts. This Agreement may be executed in one or more counterparts (including separate signature pages by fax), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) Headings. The section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Company:
     -----------------

     David Lambert
     MarketFirst Software Inc.
     2061 Stierlin Court
     Mountain View, CA 94043 U.S.A.

     Copy to:
     -------

     John D. Hudson
     Hewitt & O'Neil LLP
     1990 MacArthur Blvd., Suite 1050
     Irvine, CA   92612
     U.S.A.

     If to the Parent:
     ----------------

     Prior to October 18, 2002:                    Effective October 18, 2002:
          Andre Beaulieu                               Andre Beaulieu
          General Counsel                              General Counsel
          Pivotal Corporation                          Pivotal Corporation
          300 - 224 West Esplanade                     700 - 858 Beatty Street
          North Vancouver, B.C.                        Vancouver, B.C.
          Canada   V7M 3M6                             Canada   V6B 1C1

     Copy to:
     -------

     Jeffrey A. Peterson

     Dorsey & Whitney LLP
     500 - 666 Burrard Street
     Vancouver, B.C.   V6C 3P6
     Canada

     If to the Company Indemnifying Parties:
     --------------------------------------

     DLJ Capital Corporation
     c/o Sprout Group
     3000 Sand Hill Road, Building 3
     Suite 170
     Menlo Park, CA  94025

     Copy to:
     -------




Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

     (j) Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity of it shall be settled by arbitration in accordance with the international arbitration rules of the American Arbitration Association in effect on the date of this Agreement. The place of arbitration shall be Seattle, Washington. The number of arbitrators shall be one. The arbitrator shall be fully fluent in English. The arbitrator will issue findings of fact and conclusions of law to support his or her opinion. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof and enforced as any other judgment. The arbitrator shall have the power, but not the obligation, to hire an accounting firm or other professional within the financial services industry as an expert in order to assist the arbitrator in issuing findings of fact. The arbitration proceedings and all discovery shall be confidential and neither party shall release any decision rendered by the arbitrator to any third-party. Discovery shall be limited to that which is directly relevant to the claim or controversy and to key documents and witnesses that are substantive and reasonably necessary to establish a party's claim or defense. Whenever reasonably possible and unless prejudicial or unfair, affidavits will be substituted for direct testimony. Notwithstanding any of the foregoing, the Parties recognize that certain business relationships could give rise to the need for one or more of the Parties to seek emergency, provisional or summary injunctive relief. Immediately following the issuance of any such relief, the Parties agree to the stay of any judicial proceedings pending arbitration of all underlying claims between the parties.

     (k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parent, the Company and the Company Indemnifying Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (m) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Company Indemnifying Parties agree that the Company has not borne or will bear any of the Company Indemnifying Parties' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     (n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied. Any reference to any law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Singular words, terms and usage shall be construed to include the plural, and vice versa, as the context permits. References and citations to statutes and acts are to United States statutes and acts, unless otherwise expressly stated. The word "foreign" means non-United States The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

     (p) Time of Essence. With regard to all dates and time periods set forth in the Agreement, time is of the essence.

     (q) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


PIVOTAL CORPORATION
a British Columbia corporation


By:    ___________________________________

Title: ___________________________________


PIVOTAL CORPORATION
a Washington Corporation


By:    ___________________________________

Title: ___________________________________


PIVOTAL MERGER SUBSIDIARY INC.


By:    ___________________________________

Title: ___________________________________


MARKETFIRST SOFTWARE, INC.


By:    ___________________________________

Title: ___________________________________

                  COMPANY INDEMNIFYING PARTIES SIGNATURE PAGES

IN WITNESS WHEREOF, the below Parties, being the Company Indemnifying Parties to this Agreement and Plan of Merger dated as of October 2, 2002 among Pivotal Corporation, MarketFirst Software, Inc. and the other Parties named therein, hereby execute this Agreement, or this counterpart signature page thereto with the intent of being bound hereby.


DLJ ESC II, L.P.                               SPROUT CAPITAL VIII, L.P.

By:  DLJ LBO Plans Management Corporation      By:  DLJ Capital Corporation
Its: General Partner                           Its: Managing General Partner

By:___________________________________         By:______________________________
   Alex Rosen, Attorney-In-Fact                   Alex Rosen, Managing Director


SPROUT CAPITAL VII, L.P.                       SPROUT VENTURE CAPITAL, L.P.

By:  DLJ Capital Corporation                   By:  DLJ Capital Corporation
Its: Managing General Partner                  Its: General Partner

By:___________________________________         By:______________________________
   Alex Rosen, Managing Director                  Alex Rosen, Managing Director


DLJ Capital Corporation                        SPROUT CEO FUND, L.P.

                                               By:  DLJ Capital Corporation
                                               Its: General Partner

By:___________________________________         By:______________________________
   Alex Rosen, Managing Director                  Alex Rosen, Managing Director


ENTERPRISE PARTNERS IV, L.P.                   ENTERPRISE PARTNERS IV
                                               ASSOCIATES, L.P.


By:   ___________________________________      By:  ____________________________

Title:___________________________________      Title:___________________________

                  COMPANY INDEMNIFYING PARTIES SIGNATURE PAGES

IN WITNESS WHEREOF, the below Parties, being the Company Indemnifying Parties to this Agreement and Plan of Merger dated as of October 2, 2002 among Pivotal Corporation, MarketFirst Software, Inc. and the other Parties named therein, hereby execute this Agreement, or this counterpart signature page thereto with the intent of being bound hereby.


ENTERPRISE PARTNERS ANNEX FUND IV, L.P.        ENTERPRISE PARTNERS ANNEX
                                               FUND IV-ASSOCIATES, L.P.


By:   ___________________________________      By:  ____________________________

Title:___________________________________      Title:___________________________

e-millennium 1 GmbH & Co. KG                   GREENBRIDGE FUND I, L.P.
                                               By: Greenbridge Fund I General
By:  e-millennium 1 Management GmbH &              Partner Corp.
     Co. KG, as Managing Limited Partner
                                               By:   ___________________________
By:  ___________________________
     Managing Limited Partner                  Title:___________________________


SAP AG



By:   __________________________

Title:__________________________

     Schedule A   Disclosure Schedule (including Annexes)

     Schedule B   Company   Indemnifying   Parties'  responsible  officers  (for
                  definition of Knowledge)

     Exhibit 1    Description of MarketFirst Release 4 Software

     Exhibit 2    Form of Certificate of Merger

     Exhibit 3 Financial Statements for MarketFirst Software Inc. and its Subsidiaries

     Exhibit 4    Form of Certificate of Accredited Investor

     Exhibit 5    Form of Employment Offer Letter

     Exhibit 6    Copy of Company's Certificate of Incorporation

     Exhibit 7    Copy of Investors' Rights Agreement





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